Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 and Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-88609) of Markel Holdings Inc., of our report dated March 9, 1999 relating to the consolidated financial statements and financial statement schedules, which appears in Terra Nova (Bermuda) Holdings Ltd.'s Annual Report on Form 10-K for the year ended December 31, 1998, as amended. We also consent to the reference to us under the heading "Experts" herein.


PricewaterhouseCoopers
Hamilton, Bermuda
February 4, 2000